Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Anthony P. Costa, Chairman and Co-Chief Executive Officer, and Bryan Lahey, Interim Principal Accounting Officer of ES Bancshares, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2008 and that to the best of his knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2009	By:	/s/ Anthony P. Costa
Anthony P. Costa, Chairman and Co-Chief
Executive Officer

Date: March 30, 2009	By:	/s/ Bryan Lahey
Bryan Lahey, Interim Principal Accounting Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.